Exhibit 24.5

POWER OF ATTORNEY

DIRECTORS OF

ROYAL CARIBBEAN CRUISES LTD.

The undersigned director of Royal Caribbean Cruises Ltd., a Liberian corporation (the “Company”), hereby constitutes and appoints Richard D. Fain and Brian J. Rice and each of them (with full power to each of them to act alone), the true and lawful attorneys-in-fact and agents for the undersigned, and on behalf of the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to be field by the Company with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934, and any and all amendments, applications, or other documents to be filed with the Securities and Exchange Commission pertaining to such Annual Report on Form 10-K, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present. The undersigned hereby ratifies and confirms all that said attorney-in-fact and agent many lawfully do or cause to be done by virtue hereof.

EXECUTED as of 14th day of February 2008

/s/ Gert W. Munthe
Gert W. Munthe